EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 6, 2017, relating to the consolidated financial statements of Boot Barn Holdings, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of Boot Barn Holdings, Inc. for the year ended April 1, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche, LLP

Costa Mesa, California
November 22, 2017